Exhibit 99.2

Contacts:

Julie Wood	Greg W. Schafer
Vice President, Investor Relations	Chief Financial Officer
510-597-6505	510-597-6684
Onyx Pharmaceuticals Reports Third Quarter and Nine-Month 2008 Financial Results
Nexavar Net Sales increase 73% over Third Quarter 2007
EMERYVILLE, CALIF. — November 6, 2008 — Onyx Pharmaceuticals, Inc. (Nasdaq: ONXX) today reported its financial results for the three and nine months ended September 30, 2008. Onyx reported net income of $12.2 million, or $0.21 per diluted share, for the third quarter of 2008 compared to net income of $0.6 million, or $0.01 per diluted share, in the same period in 2007. Excluding employee stock-based compensation expense, non-GAAP net income for the third quarter of 2008 was $16.6 million, or $0.29 per diluted share, compared to a non-GAAP net income of $4.2 million, or $0.08 per diluted share, in the same period in 2007. A description of the non-GAAP calculations are provided below in the accompanying Reconciliation of GAAP to Non-GAAP Net Income.
Global Nexavar net sales as reported by Bayer HealthCare Pharmaceuticals, Inc., or Bayer, were $180.9 million for the quarter ended September 30, 2008, a 73% increase over the $104.6 million reported in the same period in 2007. Onyx with its collaborator, Bayer, is marketing and developing Nexavar® (sorafenib) tablets, an anticancer therapy currently approved for the treatment of liver cancer and advanced kidney cancer in the U.S., European Union, and other territories internationally.
“As demonstrated by Nexavar’s continued sales growth, we are further building our leadership in the liver cancer market with ongoing product launches in multiple countries, including Italy and China,” said Tony Coles, M.D., president and chief executive officer of Onyx.  “The significant growing commercial contribution from Nexavar allows us to continue to invest in additional possible indications for Nexavar, as well as to explore in-licensing opportunities to grow Onyx strategically over time.”
Net Revenue from Unconsolidated Joint Business
For the quarter ended September 30, 2008, Onyx reported net revenue from unconsolidated joint business of $39.9 million compared to $17.6 million for the same period in 2007. The increase in net revenue from unconsolidated joint business over the prior year is due to an increase in Nexavar revenue recognized by Bayer and royalty revenue offset by an increase in combined commercial and research and development expenses for Nexavar. The calculation of this line item is shown in the table following the Condensed Statement of Operations.
Operating Expenses
In the third quarter of 2008, Onyx recorded research and development expenses of $11.0 million, an increase of $3.0 million over the third quarter of 2007. The increase in expenses incurred in the third quarter of 2008 was primarily due to higher costs incurred for the development of Nexavar in breast cancer. Research and development expenses included $0.7 million of employee stock-based compensation for the third quarter of 2008 compared to $0.8 million for the third quarter of 2007.

Onyx Reports Third Quarter and Nine-Month 2008 Financial Results
November 6, 2008

In the third quarter of 2008, selling, general and administrative expenses were $19.3 million, an increase of $4.1 million over the third quarter of 2007. The increase in selling, general and administrative expenses was primarily due to increased employee-related expenses to support Nexavar. Selling, general and administrative expenses included $3.6 million of employee stock-based compensation in the third quarter of 2008 compared to $2.9 million for the third quarter of 2007.
Cash, Cash Equivalents and Marketable Securities
At September 30, 2008, the company had cash, cash equivalents, and current and noncurrent marketable securities of $488.2 million compared to $469.7 million at December 31, 2007. This increase was primarily due to cash provided by operations.
Nine-Month Results
For the nine months ended September 30, 2008, Onyx recorded net income of $32.1 million, or $0.57 per diluted share, compared with a net loss of $22.5 million, or $0.45 per diluted share, for the same period in 2007. Nexavar net sales, as recorded by Bayer, were $501.3 million and $246.8 million for the nine months ended September 30, 2008 and 2007, respectively. Excluding employee stock-based compensation expense, non-GAAP net income for the nine months ended September 30, 2008 was $45.9 million, or $0.81 per diluted share, compared to a non-GAAP net loss of $12.2 million, or $0.24 per diluted share, for the same period in 2007. A description of the non-GAAP calculations is provided below in the accompanying Reconciliation of GAAP to Non-GAAP Net Income.
New Presentation of Statement of Operations Beginning Next Quarter
In December 2007, the Financial Accounting Standards Board (FASB) ratified Emerging Issues Task Force (EITF) 07-1, “Accounting for Collaborative Arrangements”. Onyx has elected to adopt this new accounting guidance as of December 31, 2008. As a result, the company’s Statement of Operations for the year ending December 31, 2008 and prior periods will be reclassified to conform to this new guidance. This new presentation impacts the classification of amounts included in specific line items, but has no overall impact on net income (loss) or net income (loss) per share. Quarterly financial data for 2007 and 2008 will be presented with the new presentation in Onyx’s 2008 Form 10-K to be filed next year.
As a result of this new presentation, the Statement of Operations will include the line item “Revenue from Collaboration Agreement.” This line item will consist of the company’s share of the commercial profit generated from the collaboration with Bayer, the reimbursement of the company’s shared marketing costs related to Nexavar and royalty revenue. Onyx’s 50% share of collaboration research and development expenses will be included in the Research and Development Expense line item.
Conference Call with Management Today
Onyx’s management will host a teleconference and web cast to provide a general business overview and discuss third quarter 2008 financial results. The event will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on November 6, 2008. Interested parties may access a live web cast of the presentation on our website at:
http://www.onyx-pharm.com/wt/page/event_calendar
or by dialing 847-413-3235 and using the passcode 22936749. A replay of the presentation will be available on the Onyx website or by dialing 630-652-3044 and using the passcode 22936749 later in the day. The replay will be available through December 5, 2008.
About Onyx Pharmaceuticals, Inc.
Onyx Pharmaceuticals, Inc. is a biopharmaceutical company committed to improving the lives of people with cancer by changing the way cancer is treated™. The company, in collaboration with Bayer

Onyx Reports Third Quarter and Nine-Month 2008 Financial Results
November 6, 2008

HealthCare Pharmaceuticals, Inc., is developing and marketing Nexavar® (sorafenib) tablets, a small molecule drug. Nexavar is currently approved for the treatment of liver cancer and advanced kidney cancer. Additionally, Nexavar is being investigated in several ongoing trials in non-small cell lung cancer, melanoma, breast cancer and other cancers. For more information about Onyx, visit the company’s website at: http://www.onyx-pharm.com.
Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals Inc.
This news release contains “forward-looking statements” of Onyx within the meaning of the federal securities laws. These forward-looking statements include without limitation, statements regarding sales trends and commercial activities and the timing, progress and results of clinical development, regulatory filings and actions. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Reference should be made to Onyx’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission under the heading “Risk Factors” for a more detailed description of such factors, as well as the Company’s subsequent quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.
(See attached tables.)

Onyx Reports Third Quarter and Nine-Month 2008 Financial Results
November 6, 2008

ONYX PHARMACEUTICALS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net revenue from unconsolidated joint business	$39,924	$17,635	$107,860	$28,131
Operating expenses:
Research and development (1)	10,950	7,901	27,012	19,883
Selling, general and administrative (1)	19,319	15,245	58,985	44,140

Total operating expenses	30,269	23,146	85,997	64,023

Income (loss) from operations	9,655	(5,511)	21,863	(35,892)
Investment income	2,763	6,066	10,696	13,427

Income (loss) before income taxes	12,418	555	32,559	(22,465)
Provision for income taxes	175	—	424	—

Net income (loss)	$12,243	$555	$32,135	$(22,465)

Net income (loss) per share:
Basic	$0.22	$0.01	$0.58	$(0.45)

Diluted	$0.21	$0.01	$0.57	$(0.45)

Shares used in computing net income (loss) per share:
Basic	56,197	54,836	55,755	49,817

Diluted	57,194	55,785	56,773	49,817

(1) Includes employee stock-based compensation charges of:
Research and development	$694	$785	$2,083	$2,046
Selling, general, and administrative	3,646	2,856	11,726	8,220

	$4,340	$3,641	$13,809	$10,266

ONYX PHARMACEUTICALS, INC.
CALCULATION OF NET REVENUE FROM UNCONSOLIDATED JOINT BUSINESS
(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Nexavar product revenue, net (as recorded by Bayer)	$180,887	$104,605	$501,303	$246,817

Revenue subject to profit sharing (as recorded by Bayer)	$168,141	$104,605	$476,584	$246,817
Combined cost of goods sold, distributed, selling, general and administrative expenses	79,362	55,950	222,200	141,684
Combined research and development expenses	41,855	37,561	123,279	105,707

Combined collaboration profit (loss)	$46,924	$11,094	$131,105	$(574)

Onyx’s share of collaboration profit (loss)	$23,462	$5,547	$65,553	$(287)
Reimbursement of Onyx’s direct development and marketing expenses	15,570	12,088	40,577	28,418
Royalty revenue	892	—	1,730	—

Onyx net revenue from unconsolidated joint business	$39,924	$17,635	$107,860	$28,131

Onyx Reports Third Quarter and Nine-Month 2008 Financial Results
November 6, 2008

ONYX PHARMACEUTICALS, INC.
CONDENSED BALANCE SHEETS

	(In thousands)
	Sep. 30,	Dec. 31,
	2008	2007
	(unaudited)	(2)
Assets
Cash, cash equivalents and marketable securities	$446,522	$469,650
Other current assets	48,188	11,006

Total current assets	494,710	480,656
Property and equipment, net	2,679	3,146
Marketable securities, non-current	41,690	—
Other assets	341	281

Total assets	$539,420	$484,083

Liabilities and stockholders’ equity
Current liabilities	23,524	11,441
Advance from collaboration partner, non-current	16,633	39,234
Other long-term liabilities	1,176	1,171
Stockholders’ equity	498,087	432,237

Total liabilities and stockholders’ equity	$539,420	$484,083

(2)	Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2007.

Onyx Reports Third Quarter and Nine-Month 2008 Financial Results
November 6, 2008

ONYX PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
GAAP net income (loss)	$12,243	$555	$32,135	$(22,465)
Non-GAAP adjustments:
Employee stock-based compensation under FAS 123R	4,340	3,641	13,809	10,266

Non-GAAP net income (loss) (3)	$16,583	$4,196	$45,944	$(12,199)

GAAP diluted net income (loss) per share	$0.21	$0.01	$0.57	$(0.45)
Non-GAAP adjustments:
Employee stock-based compensation under FAS 123R	0.08	0.07	0.24	0.21

Non-GAAP diluted net income (loss) per share (3)	$0.29	$0.08	$0.81	$(0.24)

Diluted shares	57,194	55,785	56,773	49,817

(3)	This press release includes the following non-GAAP financial measures: non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share, both of which exclude the impact of employee stock-based compensation expense. The foregoing table reconciles these non-GAAP measures to the most comparable financial measures calculated in accordance with GAAP.
Our management uses these non-GAAP financial measures to monitor and evaluate our operating results and trends on an on-going basis and internally for operating, budgeting and financial planning purposes. Our management excludes the effects of employee stock-based compensation because of varying available valuation methodologies, subjective assumptions and the variety of award types; such exclusion facilitates comparisons of our operating results to our peer companies. Our management believes the non-GAAP information is useful for investors by offering them the ability to better identify trends in our business and better understand how management evaluates our business.
These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect Onyx. The non-GAAP financial measures we use are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP.
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